UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

On March 18, 2022, the audit committee (the “Audit Committee”) of the Board of Directors of Astra Space, Inc. (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. Grant Thornton was previously engaged to audit the Company's consolidated financial statements for the year ended December 31, 2021. The dismissal does not affect Grant Thornton’s engagement for the year ended December 31, 2021.

As described below, the change in independent registered public accounting firm is not the result of any disagreement with Grant Thornton. Grant Thornton has served as the Company’s independent registered public accounting firm since its business combination with Astra Space Operations, Inc. (f/k/a Astra Space, Inc.) (“Legacy Astra”) on June 30, 2021, and it served as Legacy Astra’s independent registered public accounting firm since the fourth quarter of 2020 and performed audits of Legacy Astra’s financial statements for the fiscal years ended December 31, 2019 and 2020.

Grant Thornton’s audit reports on the financial statements for the fiscal years ended December 31, 2019 and 2020 did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except that Grant Thornton’s audit reports for the fiscal years ended December 31, 2019 and 2020 included a statement of substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2019 and 2020 and through March 18, 2022, there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in its reports on the financial statements of the Company for such years.

During the fiscal years ended December 31, 2019 and 2020 and the interim period through March 18, 2022, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weaknesses identified in our public reports for the fiscal years ended December 31, 2020 and 2019, and for the nine months ended September 30, 2021.

The Company provided Grant Thornton with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that Grant Thornton furnish the Company with a copy of their letter addressed to the Securities and Exchange Commission (the “SEC”) pursuant to Item 304(a)(3) of Regulation S-K, stating whether Grant Thornton agrees with the statements made by the Company in this Current Report on Form 8-K in response to Item 304(a) of Regulation S-K. A copy of Grant Thornton’s letter to the SEC dated March 23, 2022 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

On March 18, 2022, the Audit Committee approved the engagement of PricewaterhouseCoopers, LLP (“PwC”) as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022, subject to PwC’s completion of its client acceptance procedures.

During the fiscal years ended December 31, 2019 and 2020 and through March 18, 2022, neither the Company, nor anyone on its behalf, consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP, dated March 23, 2022, to the Securities and Exchange Commission regarding change in certifying accountant.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 23, 2022	Astra Space, Inc.

	By:	/s/ Kelyn Brannon
	Name:	Kelyn Brannon
	Title:	Chief Financial Officer